UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 28, 2010

_____________________________

Date of Report (Date of earliest event reported)

NEXTMART, INC.

_____________________________________________________________________________________________

(Exact name of registrant as specified in its charter)

Delaware

       000-26347

410985135

___________________________________________________________________________________________

(State or other jurisdiction                                     (Commission

(IRS Employer

 of incorporation)                                              File Number)

 Identification No.)

NextMart Inc. Oriental Plaza Bldg. W3, Twelfth Floor

1 East Chang'an Avenue, Dongcheng District, Beijing, 100738 PRC ___________________________________________________________________________________________

(Address of principal executive offices)              (Zip Code)

Registrant’s telephone number, including area code:  (888) 865-0901 x 322

None

_____________________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 28, 2010, Nextmart. Inc. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with Mr. Xu Baiqun (the “Buyer”) under which the Company agreed to issue to the Buyer 14,979,254 shares of its common stock at a price of $0.01 per share which is a total of $149,792.54 or equivalent amount in Chinese Yuan(RMB) as determined by the Bank of China foreign exchange rate. After giving effect to the transaction, the Buyer will own 4.45% of the total issued and outstanding shares of the Company. The Buyer will pay the cash consideration in US Dollars or equivalent amount in Chinese Yuan (Chinese RMB), as determined by the People’s Bank of China foreign currency exchange rate on the payment date. The consideration shall be paid to the Company within 10 days from the date of the Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTMART, INC.

(Registrant)

Date: November 2, 2010

By: /s/ Carla Zhou

Carla Zhou

Chief Financial Officer

3